Exhibit 10.1

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF KENTUCKY
CENTRAL DIVISION AT LEXINGTON

IN RE CLASSICSTAR MARE	)	MDL NO. 1877
LEASE LITIGATION	)
	)	MASTER FILE:
and	)	5:07-CV-353-JMH
)
WEST HILLS FARMS, LLC, ET AL.	)	5:06-CV-243
GREGORY R. RAIFMAN, ET AL.	)	5:07-CV-347
PREMIERE THOROUGHBREDS, ET AL.	)	5:07-CV-348
JOHN GOYAK, ET AL.	)	5:08-CV-53
AA-J BREEDING, LLC, ET AL.	)	5:08-CV-79
STANWYCK GLEN FARMS, LLC, ET AL.	)	5:09-CV-15
LYON, TRUSTEE	)	5:09-CV-215

FINAL SETTLEMENT AGREEMENT

and

COMPREHENSIVE GENERAL RELEASE

between and among

JAMES D. LYON,
CHAPTER 7 TRUSTEE OF CLASSICSTAR LLC,

GASTAR EXPLORATION LTD.,

AND OTHER INDIVIDUALS AND ENTITIES SET FORTH HEREIN

THIS FINAL SETTLEMENT AGREEMENT AND COMPREHENSIVE GENERAL RELEASE (the “Agreement”) is made and entered into as of the Effective Date by and between the Parties as defined below.

ARTICLE I
Parties and Other Defined Terms

1.1.         The “Trustee” means James D. Lyon, the duly appointed Chapter 7 Trustee of ClassicStar, LLC (the “Debtor” or “ClassicStar”).

1.2.         The “West Hills Plaintiffs” means West Hills Farms, LLC; Walter E. Remmers; Arbor Farms, LLC; Dennis E. Sackhoff; Mary H. Sackhoff; Nelson Breeders, LLC; Bryan W. Nelson; MacDonald Stables, LLC; Lynn T. MacDonald; Lindalee MacDonald; Jaswinder Grover; and Monica Grover.

1.3.         The “Raifman Plaintiffs” means Gregory R. Raifman, individually and in his capacity as Trustee of the Raifman Family Revocable Trust dated 7/2/03; Susan Raifman, individually and in her capacity as Trustee of the Raifman Family Revocable Trust dated 7/2/03; and Gekko Holdings, LLC.

1.4.         The “Goyak Plaintiffs” means John Goyak; Dana Goyak; John Goyak & Associates, Inc.; and Jupiter Ranches, LLC.

1.5.         The “AA-J Breeding Plaintiffs” means AA-J Breeding, LLC; Su-Sim, LLC; Derby Stakes, LLC; Uri Halfon; Ora-Oli Halfon; and Joseph Fleishon.

1.6.         The “Premiere Thoroughbreds Plaintiffs” means Greg Minor; Stephanie Minor; and Premiere Thoroughbreds, LLC.

1.7.         The “Stanwyck Glen Plaintiffs” means Stanwyck Glen Farms, LLC; Thomas E. Morello; and Denise G. Morello.

1.8.         The “Settling MDL Plaintiffs” means, collectively, the West Hills Plaintiffs, the Raifman Plaintiffs, the Goyak Plaintiffs, the AA-J Breeding Plaintiffs, the Premiere Thoroughbreds Plaintiffs, and the Stanwyck Glen Plaintiffs.

1.9.        “Gastar Exploration” means Gastar Exploration Ltd.

1.10.      The “Gastar Exploration Defendants” means, collectively, Gastar Exploration; Gastar Exploration USA, Inc.1; Gastar Exploration Victoria, Inc.; Gastar Exploration Texas, Inc.; Gastar Exploration Texas LLC; Gastar Exploration Texas, LP; Gastar Exploration New South Wales, Inc.; and Gastar Power Pty Ltd.2

1           Squaw Creek, Inc., named as a defendant in the Trustee’s Complaint, was a Delaware corporation and a subsidiary of First Sourcenergy Wyoming, Inc., the entity now known as Gastar Exploration USA, Inc.  Squaw Creek, Inc., was amalgamated into its parent effective January 1, 2006.    This Agreement is intended to encompass and settle all claims that were asserted with respect to Squaw Creek, Inc., as though those claims had been correctly denominated as claims against Gastar Exploration USA, Inc.

2           Gastar Power Pty Ltd. (n/k/a Santos Wilga Park Pty Ltd.) is named in the Trustee’s Complaint as “Gastar Exploration Power Pty, Ltd.”  This Agreement is intended to encompass and settle both those claims denominated in the Complaint as being asserted against “Gastar Exploration Power Pty, Ltd.” and all claims that were or could have been asserted against the correctly-named entity, as though those claims had been correctly denominated as claims against Gastar Power Pty Ltd. (n/k/a Santos Wilga Park Pty Ltd.).

1.11.      The “Released Parties” means, collectively, the Gastar Exploration Defendants, including their predecessors, successors, affiliates, members, and in their capacities as such, their officers, directors, agents, employees, attorneys, and assigns, whether present, former, or future, subject to the limitations in Section 3.3.

1.12.       The “Litigation” means, collectively:

(a)           James D. Lyon, Chapter 7 Trustee of ClassicStar LLC v. Tony P. Ferguson, et al.; Cause No. 5:09-CV-215-JMH, in the United States District Court for the Eastern District of Kentucky;

(b)           In re ClassicStar LLC, Debtor; Case No. 07-51786-WSH, in the United States Bankruptcy Court for the Eastern District of Kentucky (the “Bankruptcy Case”);

(c)           West Hills Farms, LLC, et al. v. ClassicStar, LLC, et al.; Cause No. 5:06-CV-243-JMH, in the United States District Court for the Eastern District of Kentucky;

(d)           Gregory R. Raifman, et al. v. ClassicStar, LLC, et al.; Cause No. 3:07-CV-2552-MJJ, in the United States District Court for the Northern District of California; and Cause No. 5:07-CV-347-JMH, in the United States District Court for the Eastern District of Kentucky;

(e)           Premiere Thoroughbreds, LLC, et al. v. ClassicStar, LLC, et al.; Cause No. 6:07-CV-00976-JA-UAM, in the United States District Court for the Middle District of Florida; and Cause No. 5:07-CV-348-JMH, in the United States District Court for the Eastern District of Kentucky;

(f)           John Goyak, et al. v. ClassicStar Racing Stable, LLC, et al.; Cause No. 1:07-cv-15260-TLL-CEB, in the United States District Court for the Eastern District of Michigan; and Cause No. 5:08-CV-53-JMH, in the United States District Court for the Eastern District of Kentucky;

(g)           AA-J Breeding, LLC, et al. v. GeoStar Corporation, et al.; Cause No. 1:07-cv-12849-TLL-CEB, in the United States District Court for the Eastern District of Michigan; and Cause No. 5:08-CV-79-JMH, in the United States District Court for the Eastern District of Kentucky; and

(h)           Stanwyck Glen Farms, LLC, et al. v. Wilmington Trust of Pennsylvania, et al.; Cause No. 1:08-cv-05866-RMB-AMD, in the United States District Court for the District of New Jersey; and Cause No. 09-CV-015-JMH, in the United States District Court for the Eastern District of Kentucky.

1.13.       The “Claims” are and include any and all claims, damages, demands, suits, arbitrations, obligations, liabilities, costs, controversies, or causes of action of any character, whether known or unknown, fixed or contingent, asserted or unasserted, actual or potential, and whether arising at common law, equity, or pursuant to any statute, rule or regulation (including U.S., Australian, or Canadian federal, state, or provincial statutes, rules and regulations) that:

(a)           were asserted or could have been asserted in the Litigation by or on behalf of any MDL Plaintiff;

(b)           were asserted or could have been asserted in the Litigation by or on behalf of the Trustee, the Debtor, the Estate, or creditors purporting to claim by, through, or under the Debtor or the Estate; or

(c)           arise out of or are related to any facts or circumstances alleged as a basis for relief by any plaintiff in any of the actions consolidated in MDL No. 1877, In re ClassicStar Mare Lease Litigation.

Without limitation to the foregoing, the Claims include each and every count and cause of action asserted by the Settling MDL Plaintiffs, the Trustee, or any of them in any of the matters comprising the Litigation.

1.14.       The term “Parties” shall mean or refer to the Settling MDL Plaintiffs, the Trustee, and the Gastar Exploration Defendants, or any of them, each one of which is a “Party.”

1.15.       The “Effective Date” is November 1, 2010.

1.16.       The “Execution Date” means the date on which this Agreement is fully executed by all plaintiffs in a given matter.  For example, if the Agreement is executed over multiple dates by the various West Hills Plaintiffs, the Execution Date for all of the West Hills Plaintiffs is the date of the last execution by a West Hills Plaintiff.

1.17.       The “Release Date” for any Plaintiff or the Trustee is the later of the Effective Date or that Party’s Execution Date.

1.18.       The “Bankruptcy Court Approval Date” and the “Dismissal Date” have the meanings set forth in Article III.

ARTICLE II
Recitals

WHEREAS, the Settling MDL Plaintiffs are individuals who participated in the Mare Lease Program offered by ClassicStar, and allege that they were damaged as a result; and,

WHEREAS, the Trustee represents the interests of the Estate of ClassicStar (the “Estate”), and in said role, is empowered to pursue claims on behalf of the Estate for the benefit of the creditors of the Estate, which creditors include, among others, certain of the Settling MDL Plaintiffs as well as other participants in the ClassicStar Mare Lease Program; and,

WHEREAS, the Settling MDL Plaintiffs and the Trustee allege, inter alia, that the defendants in the Litigation encouraged certain participants in the Mare Lease Program to enter into exchanges of mare lease interests or other interests in exchange for stock in Gastar Exploration; that Gastar Exploration, through its former officers, issued stock and made that stock available to facilitate these exchanges, to conceal a shortage of mare lease interests, and to perpetuate a fraud scheme; that the availability of this stock was a material factor in influencing certain prospective participants to participate in the Mare Lease Program; that the stock was an essential feature of the marketing of the Mare Lease Program from its inception and through a time period material to their claims; that the Mare Lease Program was marketed as a combination program to acquire common stock in Gastar Exploration; and,

WHEREAS, the Settling MDL Plaintiffs and the Trustee further allege, inter alia, that Gastar Exploration, through its former officers, entered into transactions whereby funds diverted from ClassicStar by the defendants in the Litigation were transferred to Gastar Exploration in return for stock, and that these transactions were intended to enhance the value of Gastar Exploration stock, enrich the recipients of the stock, provide stock to compensate persons involved in the operation of the alleged scheme, and facilitate transactions with mare lease participants who had been promised the opportunity to receive Gastar Exploration stock; and,

WHEREAS, the Gastar Exploration Defendants deny each and every, all and singular, of the allegations made by the Settling MDL Plaintiffs and the Trustee in the Litigation, and would at trial demand strict proof thereof; and,

WHEREAS, the Gastar Exploration Defendants contend that the conduct alleged by the Settling MDL Plaintiffs and the Trustee, if it occurred, was not for the benefit of the Gastar Exploration Defendants as alleged, and did not benefit them; and that therefore any recovery by the Settling MDL Plaintiffs, ClassicStar, and/or the Trustee is barred by failure to state a claim, want of proof, and/or by valid and subsisting defenses; and,

WHEREAS, the Parties, without admitting any liability and without conceding the validity of any of the positions or arguments advanced by any other Party, desire to completely and finally settle all disputes embodied in or related to the Litigation, as well as all claims brought or that could have been brought in the Litigation; and,

WHEREAS, the Parties acknowledge that full, valid, and binding consideration exists for the execution of this Agreement and that such consideration includes the mutual promises contained herein;

NOW, THEREFORE, in consideration of the mutual terms, conditions, releases, warranties, covenants, and agreements contained herein, the Parties enter into this Agreement and agree as follows.

ARTICLE III
Releases, Payment, and Other Consideration

3.1.         Releases by the Settling MDL Plaintiffs.  The Settling MDL Plaintiffs, and each of them (on behalf of themselves, their predecessors, successors, affiliates, members, and in their capacities as such, their officers, directors, agents, employees, attorneys, and assigns) do hereby release, acquit, and forever discharge the Released Parties, from (i) the Claims, and (ii) any claim, damages, demand, suit, arbitration, obligation, liability, costs, controversies, or cause of action of any character, whether known or unknown, fixed or contingent, asserted or unasserted, actual or potential, and whether arising at common law, equity, or pursuant to any statute, rule or regulation (including U.S., Australian, or Canadian federal, state, or provincial statutes, rules and regulations), that the Settling MDL Plaintiffs have or had as of the Release Date or could have in the future relating to any events that occurred prior to the Release Date, other than obligations arising under this Agreement.  The Settling MDL Plaintiffs hereby covenant not to sue the Released Parties, or any of them, on the basis of the Claims or any other claim released herein.  Notwithstanding anything to the contrary herein, the Settling MDL Plaintiffs agree that this is a general release and is to be interpreted liberally to effectuate the maximum protection for the Released Parties against the assertion or prosecution of claims by, through, or on behalf of the Settling MDL Plaintiffs, or any of them.

3.2.         Release by the Trustee.  The Trustee, for himself, for the Debtor, and for the Estate, and each of their administrators, heirs and assigns, does hereby release, acquit, and forever discharge the Released Parties, from (i) the Claims, and (ii) any claim, damages, demand, suit, arbitration, obligation, liability, costs, controversies, or cause of action of any character, whether known or unknown, fixed or contingent, asserted or unasserted, actual or potential, and whether arising at common law, equity, or pursuant to any statute, rule or regulation (including U.S., Australian, or Canadian federal, state, or provincial statutes, rules and regulations), that exists or existed as of the Release Date or that could in the future exist relating to any events that occurred prior to the Release Date, other than obligations arising under this Agreement.  Without limiting the foregoing, this release includes (i) all claims or causes of action that were or that could have been asserted against the Released Parties by or on behalf of the Trustee in the Litigation, (ii) all claims or causes of action that are made against the Released Parties by or through the Debtor or the Estate; (iii) all claims or causes of action against the Released Parties that could constitute the property of the Debtor or the Estate under Section 541 of the Bankruptcy Code; (iv) all claims or causes of action against the Released Parties that are derivative of the rights of the Debtor or the Estate or that could have been asserted on the Debtor’s or Estate’s behalf; (v) all claims or causes of action against the Released Parties that relate to an alleged general injury to the Estate; and (vi) all claims or causes of action against the Released Parties that are now, or at any time since the commencement of the Bankruptcy could have been, within the power of the Trustee to assert.  The Trustee hereby covenants not to sue the Released Parties, or any of them, on the basis of any claim released herein.  Notwithstanding anything to the contrary herein, the Trustee agrees that this is a general release and is to be interpreted liberally to effectuate the maximum protection for the Released Parties against the assertion or prosecution of claims by, through, or on behalf of the Debtor or the Estate.

3.3.         Releases do not extend to other defendant parties in the MDL or certain other parties.  The releases in Sections 3.1 and 3.2 are not intended to release and shall not be construed as a release of any individual or entity who is, as of the Effective Date, a named party defendant in the Litigation, other than the Gastar Exploration Defendants, nor shall it extend to Private Consulting Group, Inc., Robert L. Keys, Joseph Ramos, or Private Capital Management, Inc. (collectively, the “Excepted Parties”).

(a)           For the avoidance of doubt and without limiting the foregoing, the following persons and entities are Excepted Parties and are not released by this Agreement:  ClassicStar LLC, Tony P. Ferguson, S. David Plummer, Spencer D. Plummer III, Shane D. Plummer, Jennifer Stahle, Boyce J. Sanderson, Thomas E. Robinson, John W. Parrott, Frederick J. Lambert, ClassicStar Farms, Inc., Tartan Business L.C., Dinosaur Enterprises, L.L.C., Cadillac Farms, Inc., ClassicStar Farms LLC, Geostar Corporation, First Source Texas, Inc., First Source Bossier, L.L.C., First Texas Gas, LP, CBM Resources Pty, Ltd., Associated Geophysical Services, Inc., Conquest Group Operating Company, West Virginia Development, Inc., West Virginia Gas Corporation, Squaw Creek Development, Inc., Arkoma Basin Development, Inc., Royalty Acquisition Company, BNG Producing & Drilling, Geostar Financial Corporation, Geostar Financial Services Corporation, Geostar Leasing Corporation, Conquest Exploration, Inc., First Source Wyoming, Inc., Strategic Opportunity Solutions, LLC d/b/a Buffalo Ranch, National Equine Lending Co., L.C., New NEL, LLC, First Equine Energy Partners LLC, Geostar Equine Energy, Inc., Private Consulting Group, Inc., Eastern Star Gas Limited, Brookstone Development, Ltd., Debora D. Plummer, Viking Real Estate, L.C., Crown Jewels Limited Partnership, Woodford Thoroughbreds LLC, ClassicStar 2004, LLC, ClassicStar Thoroughbreds, LLC, ClassicStar 2005 Powerfoal Stables LLC, ClassicStar Racing Stable, LLC, ClassicStar 2003 Racing Partnership, LLC, Thomas Bissmeyer, Thomas Williams, Gary Thornhill, Robert Holt, Elizabeth Holt, David Lieberman, Wilmington Trust of Pennsylvania, Wilmington Trust FSB, Wilmington Trust Corporation, David S. Forman, Handler Thayer & Duggan, LLC; Thomas J. Handler, J.D., P.C., Terry L. Green, Karren Hendrix Stagg Allen & Company, P.C. f/k/a Karren Hendrix & Associates, P.C., Robert L. Keys, Joseph Ramos, Private Capital Management, Inc.

(b)           Notwithstanding the preservation of claims against the Excepted Parties, the releases granted to the Released Parties include and release any claims that the Released Parties are liable under any legal theory for or relating to the actions or debts of the Excepted Parties.  This includes but is not limited to a release of any claim or remedy that may be asserted against the Released Parties under the theories of respondeat superior, vicarious liability, joint liability, several liability, actual agency, apparent agency, ratification, the borrowed servant doctrine, the Racketeer Influenced and Corrupt Organizations Act (RICO), statutory conspiracy, common law conspiracy, enterprise liability, alter ego, instrumentality, indemnity, subrogation, aiding and abetting, control person liability, liability as a transferee, or guaranty.

(c)           Notwithstanding the foregoing, and by way of clarification, the Settling MDL Plaintiffs and the Trustee do not release any claim against the Excepted Parties, even if the Excepted Parties have or contend they have, as a result of such claims, claims for indemnity, contribution, subrogation, or other claims over against a Released Party.  This Agreement is intended to release all claims by the Settling MDL Plaintiffs and the Trustee against the Released Parties (whether directly against them or indirectly against them), and to have no effect on the Settling MDL Plaintiffs’ and Trustee’s claims against the Excepted Parties.

3.4.         Releases by the Gastar Exploration Defendants.  The Gastar Exploration Defendants (on behalf of themselves, their predecessors, successors, affiliates, members, and in their capacities as such, their officers, directors, agents, employees, attorneys, and assigns, whether present, former, or future) do hereby release, acquit, and forever discharge the Settling MDL Plaintiffs, the Trustee, and the Debtor, and each of them (together with their predecessors, successors, affiliates, members, and in their capacities as such, their officers, directors, agents, employees, attorneys, and assigns) from any claim, damages, demand, suit, arbitration, obligation, liability, costs, controversies, or cause of action of any character, whether known or unknown, fixed or contingent, asserted or unasserted, actual or potential, and whether arising at common law, equity, or pursuant to any statute, rule or regulation (including U.S., Australian, or Canadian federal, state, or provincial statutes, rules and regulations), that the Gastar Exploration Defendants have or had as of the Release Date or could have in the future relating to any events that occurred prior to the Release Date, other than obligations arising under this Agreement.  The Gastar Exploration Defendants hereby covenant not to sue the entities and individuals released in this section 3.4, or any of them, on the basis of any claim released herein.  Notwithstanding anything to the contrary herein, the Gastar Exploration Defendants agree that this is a general release and is to be interpreted liberally to effectuate the maximum protection against the assertion or prosecution of claims by, through, or on behalf of the Gastar Exploration Defendants.

3.5.         Submission for approval by the Bankruptcy Court.  No later than the fifth business day after the last Execution Date, the Trustee shall file an application pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure seeking approval of this Agreement and entry of an order of approval in substantially the form attached as Exhibit A.  The date on which the approval order, having been signed by the Court, is entered on the docket of record and distributed through the Court’s ECF system shall be the “Bankruptcy Court Approval Date.”

3.6.         Stipulation of dismissal with prejudice.  At any time after performance of the payment obligation set forth in Section 3.7, Gastar Exploration may file an agreed motion to dismiss the Settling MDL Plaintiffs’ and the Trustee’s claims against the Gastar Exploration Defendants with prejudice and entry of an order of dismissal in substantially the form attached as Exhibit B.  The date on which the order, having been signed by the Court, is entered on the docket of record and distributed through the Court’s ECF system shall be the “Dismissal Date.”

3.7.         Initial Payment.  No later than the Initial Payment Deadline Date, Gastar Exploration shall make a one-time payment of EIGHTEEN MILLION AND NO/100THS DOLLARS ($18,000,000.00), such payment to be delivered to the recipients designated in Exhibit C and divided amongst them according to the amounts set forth in Exhibit C.

3.8.         Initial Payment Deadline Date.  The “Initial Payment Deadline Date” shall be the later of:  (i) the thirtieth calendar day after the Effective Date, or (ii) the tenth business day after the Bankruptcy Court Approval Date.

3.9.         Periodic Payments.  On the first of the sixteen Periodic Payment Deadline Dates, Gastar Exploration shall make a one-time payment of ONE-HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($150,000.00), such payment to be delivered to the recipients designated in Exhibit C and divided amongst them in separate wires or payments according to the amounts set forth in Exhibit C.  On each of the following fifteen Periodic Payment Deadline Dates, Gastar Exploration shall pay TWO-HUNDRED THOUSAND AND NO/100THS DOLLARS ($200,000.00), such payment to be delivered to the recipients designated in Exhibit C and divided amongst them in separate wires or payments according to the amounts set forth in Exhibit C.  The total of these periodic payments shall be THREE-MILLION ONE-HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($3,150,000.00).

3.10.       Periodic Payment Deadline Dates.  The first Periodic Payment Deadline Date shall be the twenty-eighth day of the first month following the Initial Payment Deadline Date (i.e., if the Initial Payment Deadline Date is in November 2010, the first Periodic Payment Deadline Date shall be December 28, 2010).  Thereafter, the twenty-eighth day of each of the following fifteen months shall also be a Periodic Payment Deadline Date, for a total of sixteen Periodic Payments.  In a month where a Periodic Payment Deadline Date falls on a Saturday, Sunday, or holiday generally observed by major U.S. banks, the Periodic Payment shall be due on the next day on which major U.S. banks are generally open for business.

3.11.       Notice of payment defaults.  In the event that Gastar Exploration fails to timely make a payment required by Section 3.9, the party or parties who did not receive said payment shall give notice of such payment default to Gastar Exploration in the manner set forth herein for notices.  Gastar Exploration may cure any payment default by making such scheduled payment no later than the tenth calendar day after receipt of notice of the default, or if that day is a Saturday, Sunday, or holiday generally observed by major U.S. banks, the next day on which major U.S. banks are generally open for business.

3.12.       Stipulated judgment.  Attached as Exhibits D-1 through D-6 to this Agreement are Stipulated Judgments that are subject to the following terms.

(a)           The Settling MDL Plaintiffs and the Trustee may hold the Stipulated Judgments applicable to their matters but will not file or submit any Stipulated Judgment with any court, or take any action to enforce any Stipulated Judgment (including but not limited to filing or abstracting it, issuing any writ of execution or enforcement, filing any financing statement, filing any report with any credit bureau, or submitting or disclosing it to any reporting service or publication), unless and until Gastar Exploration fails to timely cure a payment default after receipt of the notice required by Section 3.11.  If such a default occurs and remains uncured after the period for cure elapses, the party to whom a payment was owed but not received, and only such a party, may present the Stipulated Judgment applicable to its matter to the United States District Court for the Eastern District of Kentucky, Lexington Division for execution and entry.  The parties consent to that Court retaining jurisdiction over this Agreement for that sole and limited purpose.

(b)           The total liability under each Stipulated Judgment shall be reduced by each Periodic Payment and/or by any other form of payment or credit toward the amount of that Stipulated Judgment.  Any party presenting a Stipulated Judgment for execution and entry agrees not to take a judgment in excess of the unpaid balance of the Periodic Payments owed to that party and further agrees not to attempt to enforce the Stipulated Judgment in excess of amounts that remain due and unpaid at the time of enforcement.

(c)           Upon payment in full of the amounts provided in Exhibit C as to that Party, each of the Settling MDL Plaintiffs and the Trustee (or their counsel) shall mark a copy of the Stipulated Judgment applicable to its matter as “Cancelled, Null, and Void”; sign the Stipulated Judgment next to those notations; and return the marked and signed Stipulated Judgment to Gastar Exploration.

3.13.       Permissible changes to payee designations.  An MDL Plaintiff or the Trustee may change the payee account designations or payee addresses set forth on Exhibit C by providing notice to Gastar Exploration.  Such change shall be effective only for payments due more than fifteen business days after receipt of the notice.  If Gastar Exploration fails to make a Periodic Payment in accordance with the most current properly noticed payment instructions, but do make the payment timely and according to any previous payment instructions (whether on Exhibit C or any subsequent noticed change), the failure shall not constitute a payment default entitling any party to exercise the Stipulated Judgment remedy in Section 3.12.

3.14.       Other terms applicable to Initial Payment and Periodic Payments.  The Parties understand, acknowledge, and agree that:

(a)           The payment obligations described in this Agreement are general unsecured payment obligations of Gastar Exploration, and in the event of bankruptcy or receivership are subordinate to (i) obligations owed by Gastar Exploration and its affiliates under its Amended and Restated Credit Agreement (dated Oct. 28, 2009, as amended through June 24, 2010), or (ii) any other obligation owed by Gastar Exploration and its affiliates that is subject to a security interest extant and perfected prior to the perfection of any security interest arising out of the Stipulated Judgment provided for in Section 3.12.

(b)           The payment obligations described herein are exclusive and are not subject to any additional payment amounts, such as payment of interest or alleged costs, other than interest that may accrue at the applicable legal rate on a Stipulated Judgment after entry of same.

(c)           The payment obligations described herein are not transferable or assignable without the written consent of Gastar Exploration.

(d)           The allocation of payments between or among any of the Settling MDL Plaintiffs and/or the Trustee set forth on Exhibit C may not be altered without the written consent of Gastar Exploration.

(e)           Once a payment is made to a payee designated on Exhibit C, the Released Parties have no further liability or obligation with respect to that payment, and cannot be made a party to any dispute or claim by a particular plaintiff as to that plaintiff’s entitlement to a share of the payment made.

(f)           The payees designated on Exhibit C will submit a completed and signed Form W-9 to Gastar Exploration at least five calendar days prior to the Initial Payment Deadline Date.

3.15.       Indemnification.

(a)           THE WEST HILLS PLAINTIFFS AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES AS TO ANY DISPUTES OR LITIGATION BETWEEN OR AMONG ANY OF THE WEST HILLS PLAINTIFFS WITH RESPECT TO THE DIVISION, DISTRIBUTION, OR ALLOCATION OF THE SETTLEMENT PROCEEDS AS BETWEEN OR AMONG THEM, OR AS BETWEEN OR AMONG THOSE PARTIES AND THEIR COUNSEL.

(b)           THE RAIFMAN PLAINTIFFS AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES AS TO ANY DISPUTES OR LITIGATION BETWEEN OR AMONG ANY OF THE RAIFMAN PLAINTIFFS WITH RESPECT TO THE DIVISION, DISTRIBUTION, OR ALLOCATION OF THE SETTLEMENT PROCEEDS AS BETWEEN OR AMONG THEM, OR AS BETWEEN OR AMONG THOSE PARTIES AND THEIR COUNSEL.

(c)           THE GOYAK PLAINTIFFS AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES AS TO ANY DISPUTES OR LITIGATION BETWEEN OR AMONG ANY OF THE GOYAK PLAINTIFFS WITH RESPECT TO THE DIVISION, DISTRIBUTION, OR ALLOCATION OF THE SETTLEMENT PROCEEDS AS BETWEEN OR AMONG THEM, OR AS BETWEEN OR AMONG THOSE PARTIES AND THEIR COUNSEL.

(d)           THE AA-J BREEDING PLAINTIFFS AND THE PREMIERE THOROUGHBREDS PLAINTIFFS AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES AS TO ANY DISPUTES OR LITIGATION BETWEEN OR AMONG ANY OF THE AA-J BREEDING PLAINTIFFS AND THE PREMIERE THOROUGHBREDS PLAINTIFFS WITH RESPECT TO THE DIVISION, DISTRIBUTION, OR ALLOCATION OF THE SETTLEMENT PROCEEDS AS BETWEEN OR AMONG THEM, OR AS BETWEEN OR AMONG THOSE PARTIES AND THEIR COUNSEL.

(e)           THE STANWYCK GLEN PLAINTIFFS AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES AS TO ANY DISPUTES OR LITIGATION BETWEEN OR AMONG ANY OF THE STANWYCK GLEN PLAINTIFFS WITH RESPECT TO THE DIVISION, DISTRIBUTION, OR ALLOCATION OF THE SETTLEMENT PROCEEDS AS BETWEEN OR AMONG THEM, OR AS BETWEEN OR AMONG THOSE PARTIES AND THEIR COUNSEL.

(f)           EACH OF THE SETTLING MDL PLAINTIFFS FURTHER AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES AGAINST ANY CLAIM THAT WAS RELEASED HEREIN, BUT IS ASSERTED AGAINST A RELEASED PARTY BY A PERSON CLAIMING OR PURPORTING TO CLAIM BY OR THROUGH THAT MDL PLAINTIFF.

(i)           For purposes of clarification and illustration only, claims by or through a Settling MDL Plaintiff include claims alleged by parties that purport to have authority over what claims can be asserted and/or released by the Settling MDL Plaintiff against the Released Parties, or that purport to own (by assignment or transfer) any claim released herein.  Claims by or through a Settling MDL Plaintiff do not include claims that merely parrot claims asserted by a Settling MDL Plaintiff, or for purposes of statutes of limitations purport to tack on to claims asserted by a Settling MDL Plaintiff.

(ii)          For purposes of further clarification and illustration only, if a claim within the scope of this Section 3.15(f) (an “Indemnified Claim”) is brought by an Excepted Party for the benefit of the Settling MDL Plaintiff (or a class of entities in which the Settling MDL Plaintiff is a member), and such Indemnified Claim is brought other than by voluntary assignment or transfer of the Indemnified Claim from the Settling MDL Plaintiff, the indemnification provided by this Section 3.15(f) is intended to be limited to the benefit received by the Settling MDL Plaintiff pursuant to the Indemnified Claim.

(iii)         WITHOUT LIMITATION TO THE FOREGOING, WEST HILLS FARMS LLC AND WALTER E. REMMERS FURTHER AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES AGAINST ANY CLAIM RELEASED HEREIN THAT MAY BE ASSERTED BY DEBRA REMMERS.

(g)           THE TRUSTEE, ON BEHALF OF THE ESTATE (AND NOT IN HIS INDIVIDUAL CAPACITY), AGREES THAT THE ESTATE WILL INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES AGAINST ANY CLAIM THAT WAS RELEASED HEREIN, BUT IS ASSERTED AGAINST A RELEASED PARTY BY A PERSON CLAIMING OR PURPORTING TO CLAIM BY OR THROUGH THE TRUSTEE OR THE ESTATE.

3.16.       Approval as a condition subsequent for effectiveness.  The Parties agree to use their reasonable best efforts to obtain the Bankruptcy Court’s approval for the Agreement.  The Parties agree that if the Bankruptcy Court does not approve the Agreement within ninety days of the Effective Date, the Agreement shall be null and void as to all Parties, and all obligations and releases described herein shall be ineffective and unenforceable.  The Parties may extend the ninety-day approval period described in this paragraph by written agreement.

3.17.       Proofs of Claim Adjustment.  The Raifman Plaintiffs, the Goyak Plaintiffs, the Stanwyck Glen Plaintiffs, the AA-J Breeding Plaintiffs, and the Premiere Thoroughbreds Plaintiffs agree to reduce the dollar amounts of any proofs of claim they have filed in the Bankruptcy Case dollar-for-dollar by the amount they receive from Gastar Exploration under this Agreement.  The AA-J Breeding Plaintiffs further agree also to reduce the dollar amount of their proof of claims filed in the Bankruptcy Case by the amounts the Trustee seeks to recover from Derby Stakes, LLC in adversary proceeding number 09-5224, and from Su-Sim, LLC in adversary proceeding number 09-5203 in exchange for dismissals of those adversary proceedings.  The obligations in this Section 3.17 are owed exclusively between and among the Raifman Plaintiffs, the Goyak Plaintiffs, the Stanwyck Glen Plaintiffs, the AA-J Breeding Plaintiffs, the Premiere Thoroughbreds Plaintiffs, and the Trustee, and any dispute concerning such obligations shall be addressed exclusively to the Bankruptcy Court and within the Bankruptcy Case.  No other Party to this Agreement is a necessary or proper party to the resolution of any such dispute.

ARTICLE IV
Additional Terms and Conditions

4.1.         Authority.  Each person signing this Agreement hereby covenants, represents, and warrants to each Party that he or she has the full power and authority to enter into this Agreement and bind the applicable Party to all of the terms hereof, subject to the terms of Section 3.16 above.  Each Party covenants, represents, and warrants that the undersigned representatives are respectively authorized to bind the Parties on whose behalf they execute this Agreement.

4.2.         Ownership of claims.  Each MDL Plaintiff represents and warrants that he, she, or it presently owns, free and clear of any and all liens, encumbrances, rights of control, pledges, or other burdens, one-hundred percent (100%) of the alleged damages and claims it releases by this Agreement, other than interests held by its attorneys.  The Trustee represents and warrants that he, on behalf of the Debtor’s Estate, presently owns, free and clear of any and all liens, encumbrances, rights of control, pledges, or other burdens, one-hundred percent (100%) of the alleged damages and claims he releases by this Agreement, other than interests held by the Estate’s attorneys.  Each Party further represents and warrants that, other than such an attorney, no other person or entity owns any interest in the alleged damages and claims released, whether by assignment, subrogation, constructive trust, or otherwise.

4.3.         Adequacy of consideration.  The Parties acknowledge and agree that full, valid, and binding consideration exists for the execution of this Agreement and the releases of the Released Parties provided herein, and that such consideration includes the mutual promises contained herein.

4.4.         No admission of liability.  Entry into this Agreement shall not be construed as an admission of liability or an admission of the validity of any claim, assertion, counterclaim, or defense on the part of any Party hereto in any respect.  Each Party expressly acknowledges that the consideration exchanged herein is exchanged in full accord and satisfaction of all claims arising out of the Litigation.  Each Party also expressly acknowledges that each other Party denies any liability for the claims and defenses asserted in the Litigation, and that each Party is settling this case to avoid the expense, lost time, and risk associated with continuing Litigation.

4.5.         Agreement inadmissible.  This Agreement shall not be admissible in any action, suit, or proceeding whatsoever, as evidence or as an admission of any claim or liability, provided that that any Party hereto may use all or part of this Agreement to the extent necessary to enforce any right or obligation conferred upon such Party by this Agreement.

4.6.         Successors and assigns.  Except as set out more specifically herein, this Agreement shall be binding upon and inure to the benefit of each Party’s heirs, devisees, agents, representatives, successors and assigns, trustees, attorneys, members, legal representatives, controlled or controlling persons, and/or any corporation, partnership, or other entity into or with which such Party has merged, consolidated, or reorganized, or to which it has transferred all or substantially all of its assets.

4.7.         Further assurances.  The Parties agree to cooperate and use reasonable efforts to give effect to the terms and intent of the Agreement, including (without limitation) by executing such additional and further documents as may be necessary to effect the complete dismissal of all matters settled in this Agreement by all courts hearing those disputes.

4.8.         Entire agreement and merger.  The Parties agree that this Agreement and the documents executed pursuant to it constitute the full, final, and complete settlement of the Litigation and other matters addressed herein, and supersedes all other written or oral exchanges, arrangements, or negotiations between them concerning the subject matter of the Litigation or this Agreement.  The Parties further agree that there are no representations, agreements, arrangements, or understandings, oral or written, concerning the subject matter of this Agreement that are not fully expressed, merged into, and incorporated herein.  The execution of this Agreement satisfies and terminates any obligations under the Letter of Intent dated October 26, 2010, regardless of whether this Agreement may later be voided by the failure to obtain Bankruptcy Court approval.

4.9.         Reliance.  The Parties acknowledge that they are not relying upon any statement or representation of any other Party or its agent or representatives, except as expressly set forth herein, but are instead relying solely on their own judgment and investigation of the matters at issue.  Each Party is represented by counsel and has had an opportunity to obtain all advice necessary to understand and evaluate the consequences of entering into this Agreement.  The Parties acknowledge that they rely on their own investigation of the facts in entering into this Agreement, and the releases described herein are effective notwithstanding any subsequent discovery of facts in addition to, or different from, those which the Party knew or believed to be true as of the Release Date.  The Parties are expressly deemed to have waived any and all rights that they may have under any statute or common law principle which would limit the effect of the foregoing release, waiver and discharge to those claims actually known or suspected to exist on the Release Date.

4.10.       Participation of counsel.  The Parties acknowledge that they have had an opportunity to fully develop and discover any and all of their actual and potential claims that are settled by this Agreement.  The Parties further acknowledge that they have received advice of counsel in the negotiation, preparation, drafting, and execution of this Agreement, which was prepared by the combined efforts of all Parties pursuant to arm’s-length negotiations.  The rule of “construction against the drafter” shall not be employed in the interpretation of this Agreement.

4.11.       No advice regarding tax liability.  Each Party understands and agrees that he, she, or it is solely and completely responsible for any tax liability the Party may incur resulting from this Agreement; that it is not relying on any statements, representations or admissions on the part of any other Party concerning any tax consequences or tax issues; and that it is each Party’s responsibility to seek competent tax advice concerning this matter as needed.

4.12.       Amendments and modifications.  This Agreement may not be modified, altered, or changed except upon express written and signed consent of all Parties in a document that makes specific reference to this Agreement, and, to the extent necessary, approval of the Bankruptcy Court for the modification, alteration, or change.  The Parties further covenant and agree that, in any dispute concerning this Agreement, they will not assert an amendment or modification except one made in accordance with this section.

4.13.       Construction and severability.  This Agreement shall be construed, in any case where doubt may arise, in such a manner as to be deemed lawful and fully enforceable.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning.  In the event any part of this Agreement is found to be void, voidable, or unenforceable, then it is the intention of the Parties that such part be severed and the other provisions shall remain fully valid and enforceable.

4.14.       Notices.  All notices or other communications required or permitted to be given under this Agreement shall be sufficiently given for all purposes hereunder if in writing and personally delivered, delivered by recognized courier service (such as Federal Express) or certified United States mail, return receipt requested, or sent by facsimile communication to the appropriate address or number as set forth below.  In addition, notice by electronic mail is effective, but only if the electronic mail is acknowledged by return electronic mail or otherwise by the person to be notified.  Notices and other communications shall be effective upon receipt by the person to be notified.

If to the Trustee:

Earl M. Forte, Esquire
Blank Rome LLP
One Logan Square
130 N. 18th Street
Philadelphia, PA  19103
Fax:  (215) 569-5555
Email:  forte@blankrome.com

If to the West Hills Plaintiffs:

Barry D. Hunter, Esquire
Frost Brown Todd, LLC
250 West Main Street
Suite 2800
Lexington, KY  40507-1749
Fax:  (859) 231-0011
Email:  bhunter@fbtlaw.com

If to the Raifman Plaintiffs:

Richard J. Idell, Esquire
Idell & Seitel, LLP
Merchants Exchange Building
465 California Street, Suite 300
San Francisco, CA  94104
Fax:  (415) 392-9259
Email:  Richard.idell@idellseitel.com

If to the Goyak Plaintiffs:

Richard A. Schonfeld, Esquire
Chesnoff & Schonfeld
520 S. Fourth Street

Las Vegas, NV  89101-6593
Fax:  (702) 598-1425
Email:  rschonfeld@cslawoffice.net

If to the AA-J Breeding Plaintiffs:

Jayson E. Blake, Esquire
The Miller Law Firm
950 W. University Drive
Suite 300
Rochester, MI  48307
Fax:  (248) 652-2852
Email:  jeb@millerlawpc.com

If to the Premiere Thoroughbreds Plaintiffs:

Jayson E. Blake, Esquire
The Miller Law Firm
950 W. University Drive
Suite 300
Rochester, MI  48307
Fax:  (248) 652-2852
Email:  jeb@millerlawpc.com

If to the Stanwyck Glen Plaintiffs:

Joseph M. Garemore, Esquire
Stephen J. DeFeo, Esquire
Brown & Connery LLP
360 Haddon Avenue
Westmont, NJ  08108
Fax:  (856) 858-4967
Email:  jgaremore@brownconnery.com
Email:  sdefeo@brownconnery.com
If to any of the Gastar Exploration Defendants:

J. Russell Porter
Gastar Exploration Ltd.
1331 Lamar, Suite 1080
Houston, Texas 77010
Fax: (713) 739-0458

with a copy to:
James D. Thompson, III
Vinson & Elkins, L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
Fax: (713) 758-2346

4.15.       Publicity and agreement not to defame.

(a)          Each Party agrees that that it shall not directly or indirectly defame or make false statements concerning any other Party to this Agreement, or their services, businesses, or personnel.

(b)          Each Party acknowledges and agrees that the Parties have decided to enter into this Agreement to avoid the expense and uncertainty of further litigation.  Each Party acknowledges and agrees that this Agreement is not intended to be and should not be construed as an admission of liability or non-liability as to any Party, or an admission of the validity or invalidity of any claim.  Each Party agrees not to represent the contrary, publicly or privately, to any person or entity.

(c)          Notwithstanding anything to the contrary herein, a Party shall be deemed to be in compliance with its obligations of non-defamation and confidentiality under this Agreement if, in response to a bona fide solicitation for comment concerning the Litigation made by a member of the press or by a financial analyst providing coverage of relevant securities, the Party discloses only that the Litigation between the Settling MDL Plaintiffs and the Trustee and the Gastar Exploration Defendants have been resolved through a settlement to the mutual satisfaction of the Parties.

(d)          Notwithstanding the foregoing, any Party to this Agreement may, without violating the terms of this Agreement, communicate on a confidential basis about this Agreement with its own lawyer or accountant, or make whatever truthful disclosure necessary to comply with:

(i)           any requirement of U.S. or Canadian securities law;

(ii)          any requirement of a regulatory agency or taxing authority having jurisdiction over the Party;

(iii)         any requirement of any exchange on which securities issued by the Party are traded; or,

(iv)         a valid subpoena issued by a Court of competent jurisdiction.

4.16.       Return or disposal of confidential information produced in the Litigation.  Certain discovery materials produced in the Litigation are subject to protective orders pursuant to which the recipient party must destroy or return designated materials.  As to any such materials received by a Party to this Agreement from another Party to this Agreement, the recipient parties agree to exercise the option to return at least one copy of the materials to the producing parties rather than exercising the option to destroy all copies of the covered materials.  If one or more of the Parties is requested by Government authorities to retain or preserve such materials that would otherwise be subject to return or destruction, the Parties agree to reasonably cooperate in the fulfillment of such requests, provided that each Party retains the right to seek protection from a court of competent jurisdiction as to any such request.  This provision is intended neither to accelerate the obligation set forth in any applicable protective order to return or destroy materials nor to broaden the obligation to materials not otherwise covered by a protective order.  The Parties, through their litigation counsel, may by mutual agreement vary the procedure provided herein for the return or disposal of discovery materials.

4.17.       Costs.  The Parties agree that none of them is entitled to recover any additional sum as attorney’s fees or costs.  Except as set forth herein, each Party shall bear its own expenses, costs, and attorneys’ fees incurred in connection with, relating to, or arising out of the Litigation or the Agreement.

4.18.       Governing law.  This Agreement shall be governed by, enforced, and construed in accordance with Texas law, without regard to the application of Texas’ conflict of laws principles.  With respect to the obligations and rights of the Trustee, Texas law so governs except to the extent overridden by applicable provisions of the Bankruptcy Code.

4.19.       Disputes.  If a dispute arises under this Agreement prior to the termination of the Bankruptcy Case, and the Trustee is a necessary party to said dispute, the forum for the dispute shall be brought in the United States Bankruptcy Court for the Eastern District of Kentucky, Lexington Division.  Any dispute arising under this Agreement to which the Trustee is not a necessary party, or any dispute arising subsequent to the termination of the Bankruptcy Case, shall be brought (i) in any federal or state district court situated in Harris County, Texas, if the action is brought against a Gastar Exploration Defendant, or (ii) in any federal or state district court situated in Lexington, Kentucky, if the action is brought against a Settling MDL Plaintiff.  Notwithstanding the above, entry and enforcement of any Stipulated Judgments, if permissible under this Agreement, shall be permitted in the United States District Court for the Eastern District of Kentucky, Lexington Division, as set forth in Section 3.12.  In any dispute arising under, relating to, or governed by this Agreement, (i) the Parties hereby knowingly, voluntarily, and intentionally waive trial by jury; and (ii) the prevailing Party or Parties shall be entitled to recover from the other Party or Parties their reasonable costs, including reasonable attorneys’ fees, incurred in resolving the dispute, notwithstanding the terms of Section 4.17 above.

4.20.       Counterparts.  This Agreement may be executed in one or more counterparts, all of which together shall be one instrument, and all of which shall be considered duplicate originals.

IN WITNESS WHEREOF, the Parties, through their duly authorized representatives, execute and acknowledge this Agreement as shown below:

JAMES D. LYON, CHAPTER 7 TRUSTEE OF CLASSICSTAR LLC	WEST HILLS FARMS, LLC

Signed:	Signed:

Date:	By (name):

Title:

Date:

WALTER E. REMMERS

Signed:

Date:

ARBOR FARMS, LLC	DENNIS E. SACKHOFF

Signed:	Signed:

By (name):	Date:

Title:

Date:

MARY H. SACKHOFF	NELSON BREEDERS, LLC

Signed:	Signed:

Date:	By (name):

Title:

Date:

BRYAN W. NELSON	MACDONALD STABLES, LLC

Signed:	Signed:

Date:	By (name):

Title:

Date:

LYNN T. MACDONALD	LINDALEE MACDONALD

Signed:	Signed:

Date:	Date:

JASWINDER GROVER	MONICA GROVER

Signed:	Signed:

Date:	Date:

GREGORY R. RAIFMAN, INDIVIDUALLY AND IN HIS CAPACITY AS TRUSTEE OF THE RAIFMAN FAMILY REVOCABLE TRUST DATED 7/2/03	SUSAN RAIFMAN, INDIVIDUALLY AND IN HER CAPACITY AS TRUSTEE OF THE RAIFMAN FAMILY REVOCABLE TRUST DATED 7/2/03

Signed:	Signed:

Date:	Date:

GEKKO HOLDINGS, LLC	JOHN GOYAK

Signed:	Signed:

By (name):	Date:

Title:

Date:

DANA GOYAK	JOHN GOYAK & ASSOCIATES, INC.

Signed:	Signed:

Date:	By (name):

Title:

Date:

JUPITER RANCHES, LLC	AA-J BREEDING, LLC

Signed:	Signed:

By (name):	By (name):

Title:	Title:

Date:	Date:

DERBY STAKES, LLC	JOSEPH FLEISHON

Signed:	Signed:

By (name):	Date:

Title:

Date:

SU-SIM, LLC	URI HALFON

Signed:	Signed:

By (name):	Date:

Title:

Date:

ORA-OLI HALFON	STANWYCK GLEN FARMS, LLC

Signed:	Signed:

Date:	By (name):

Title:

Date:

THOMAS E. MORELLO	DENISE G. MORELLO

Signed:	Signed:

Date:	Date:

GREG MINOR	STEPHANIE MINOR

Signed:	Signed:

Date:	Date:

PREMIERE THOROUGHBREDS, LLC

Signed:

By (name):

Title:

Date:

GASTAR EXPLORATION LTD.	GASTAR EXPLORATION USA, INC.

Signed:	Signed:

By (name):	By (name):

Title:	Title:

Date:	Date:

GASTAR EXPLORATION VICTORIA, INC.	GASTAR EXPLORATION TEXAS, INC.

Signed:	Signed:

By (name):	By (name):

Title:	Title:

Date:	Date:

GASTAR EXPLORATION TEXAS LLC	GASTAR EXPLORATION TEXAS, LP

Signed:	Signed:

By (name):	By (name):

Title:	Title:

Date:	Date:

GASTAR EXPLORATION NEW SOUTH WALES, INC.	GASTAR POWER PTY LTD. (n/k/a SANTOS WILGA PARK PTY LTD.)

Signed:	Signed:

By (name):	By (name):

Title:	Title:

Date:	Date:

ACKNOWLEDGED AND AGREED AS TO FORM ONLY:

COUNSEL FOR THE CHAPTER 7 TRUSTEE OF CLASSICSTAR LLC	COUNSEL FOR THE WEST HILLS PLAINTIFFS

Signed:	Signed:

By:	By:

Date:	Date:

COUNSEL FOR THE RAIFMAN PLAINTIFFS	COUNSEL FOR THE GOYAK PLAINTIFFS

Signed:	Signed:

By:	By:

Date:	Date:

COUNSEL FOR THE AA-J BREEDING PLAINTIFFS	COUNSEL FOR THE PREMIERE THOROUGHBREDS PLAINTIFFS

Signed:	Signed:

By:	By:

Date:	Date:

COUNSEL FOR THE STANWYCK GLEN PLAINTIFFS	COUNSEL FOR THE GASTAR EXPLORATION DEFENDANTS

Signed:	Signed:

By:	By:

Date:	Date: